EIGHTH AMENDMENT TO THE
HORIZON FUNDS CUSTODY AGREEMENT

THIS AMENDMENT, dated as of February 1, 2025 (the "Effective Date"), to the Custody Agreement, dated as of February 8, 2016, as amended (the "Agreement"), is entered into by and between HORIZON FUNDS, a Delaware trust (the "Trust") and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into Agreement; and

WHEREAS, the parties desire to amend Exhibit B to take into account present circumstances; and

WHEREAS, the parties desire to amend Exhibit C to update the fees; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	As of the Effective Date, Exhibit B is hereby superseded and replaced in its entirety with the Exhibit B attached hereto.

2.	As of the Effective Date, Exhibit C is hereby superseded and replaced in its entirety with the Exhibit C attached hereto.

3.	Notwithstanding the foregoing, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

HORIZON FUNDS		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Stephen Terry	By:	/s/ Greg Farley
Name:	Stephen Terry	Name:	Greg Farley
Title:	Chief Financial Officer	Title:	Sr. Vice President
Date:	1/31/2025 2:51:42 PM CST	Date:	2/3/24

Exhibit B to the Custody Agreement - Horizon Funds

Fund Names

Separate Series of Horizon Funds

Name of Series

Horizon Active Asset Allocation Fund

Horizon Active Income Fund

Horizon Active Risk Assist® Fund

Horizon Defensive Core Fund

Horizon Defined Risk Fund

Horizon Equity Premium Income Fund

Horizon Multi-Factor Small/Mid Cap Fund

Horizon Multi-Factor U.S. Equity Fund

Horizon Tactical Fixed Income Fund

Exhibit C to the Custody Agreement - Horizon Funds

Effective from 2/1/2025 to 1/31/2028

Custody Services Fee Schedule

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:

[…] basis points on average daily market value on first $[…] billion

[…] basis points on the next $[…] billion

[…] basis points on the balance > $[…] billion Minimum annual fee per fund - $[…] Plus portfolio transaction fees

Portfolio Transaction Fees

■	$[…] - Book entry DTC transaction, Federal Reserve transaction, principal paydown
■	$[…] - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■	$[…] - Option/SWAPS/future contract written, exercised or expired
■	$[…] - Mutual fund trade, Margin Variation Wire and outbound Fed wire
■	$[…] - Physical security transaction
■	$[…] - Check disbursement (waived if U.S. Bank is Administrator)
■	$[…] Manual instructions fee. (Additional Per Securities and Cash Transactions)
■	$[…] Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
■	$[…] Per Non-USD wire.
■	$[…] Per 3rd party FX at U.S. Bank
■	$[…] Monthly charge on zero valued securities (Per ISIN)
■	$[…] Per Proxy Vote cast.
■	$[…] Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

■	See Additional Services fee schedule for global servicing.
■	$[…] per custody sub - account per year (e.g., per sub -adviser, segregated account, etc.)
■	Class Action Services - 6% of gross proceeds, $[…] minimum recovery.
■	No charge for the initial conversion free receipt.
■	Overdrafts - charged to the account at prime interest rate plus 2% unless a line of credit is in place.
■	Third Party lending - Additional fees will apply.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules and reporting requirements).

Chief Compliance Officer Support Fee

■	$[…] per year per fund complex per service line

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

*	Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

Additional Services Fee Schedule

Third-Party Agent Domestic Securities Lending Support*+

■	$[…] implementation fee per Trust per Third-Party Agent Lender
■	Annual Base Fee $[…] per Trust per Third-Party Agent Lender
■	Plus Transaction fees

Third-Party Agent Portfolio Transaction Fees+

■	$[…] - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)

+	Each Third-Party Agent Lender will be invoiced directly

*	Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	18.00	$[...]	Hong Kong	1.75	$[...]	Poland	8.00	$[...]
Australia	1.50	$[...]	Hungary	18.00	$[...]	Portugal	3.00	$[...]
Austria	1.70	$[...]	Iceland	15.00	$[...]	Qatar	38.00	$[...]
Bahrain	42.00	$[...]	India	7.00	$[...]	Romania	30.00	$[...]
Bangladesh	18.00	$[...]	Indonesia	6.00	$[...]	Russia	12.00	$[...]
Belgium	1.00	$[...]	Ireland	1.00	$[...]	Saudi Arabia	30.00	$[...]
Bermuda	15.00	$[...]	Israel	10.00	$[...]	Serbia	60.00	$[...]
Botswana	24.00	$[...]	Italy	1.00	$[...]	Singapore	1.35	$[...]
Brazil	7.00	$[...]	Japan	1.00	$[...]	Slovakia	20.00	$[...]
Bulgaria	24.00		Jordan	40.00	$[...]	Slovenia	20.00	$[...]
Canada	1.20	$[...]	Kenya	28.00	$[...]	South Africa	1.75	$[...]
Chile	13.00	$[...]	Kuwait	38.00	$[...]	South Korea	3.00	$[...]
China Connect	18.00	$[...]	Latvia	15.00	$[...]	Spain	1.00	$[...]
China (B Shares)	10.00	$[...]	Lithuania	15.00	$[...]	Sri Lanka	11.00	$[...]
Colombia	30.00	$[...]	Luxembourg	1.25	$[...]	Sweden	1.25	$[...]
Costa Rica	15.00	$[...]	Malaysia	3.00	$[...]	Switzerland	1.25	$[...]
Croatia	18.00	$[...]	Malta	20.00	$[...]	Taiwan	8.00	$[...]
Cyprus	4.00	$[...]	Mauritius	28.00	$[...]	Tanzania	45.00	$[...]
Czech Republic	12.00	$[...]	Mexico	2.50	$[...]	Thailand	3.00	$[...]
Denmark	1.25	$[...]	Morocco	28.00	$[...]	Tunisia	38.00	$[...]
Egypt	18.00	$[...]	Namibia	30.00	$[...]	Turkey	9.00	$[...]
Estonia	6.00	$[...]	Netherlands	1.25	$[...]	UAE	35.00	$[...]
Euroclear (Eurobonds)	1.00	$[...]	New Zealand	1.50	$[...]	Uganda	40.00	$[...]
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Nigeria	28.00	$[...]	Ukraine	30.00	$[...]
Finland	1.50	$[...]	Norway	1.25	$[...]	United Kingdom	1.00	$[...]
France	1.00	$[...]	Oman	42.00	$[...]	Uruguay	45.00	$[...]
Germany	1.00	$[...]	Pakistan	24.00	$[...]	Vietnam	20.00	$[...]
Ghana	25.00	$[...]	Panama	65.00	$[...]	West African Economic Monetary Union (WAEMU)**	38.00	$[...]
Greece	4.00	$[...]	Peru	30.00	$[...]	Zambia	28.00	$[...]
			Philippines	3.50	$[...]	Zimbabwe	28.00	$[...]

*	Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Global Custody Base Fee

A monthly base fee of $[…] per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. Safekeeping and transaction fees are assessed on security and currency transactions.

Global Custody Tax Services:

●	Global Filing: $[…] per annum
●	U.S. Domestic Filing: $[…] per annum (Only ADRs)
●	3rd Party Tax Service Provider: $[…] per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)
●	Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests

Miscellaneous Expenses

●	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
●	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
●	SWIFT reporting and message fees.

Non Eurobonds rate sheet - below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	[…]
AUSTRALIA	AU	[…]
BELGIUM	BE	[…]
CANADA	CA	[…]
CHILE	CL	[…]
CZECH REPUBLIC	CZ	[…]
DENMARK	DK	[…]
FINLAND	FI	[…]
FRANCE	FR	[…]
GERMANY	DE	[…]
GREECE	GG	[…]
HOLLAND	NL	[…]
HONGKONG	HK	[…]
HUNGARY	HU	[…]
ISRAEL	IL	[…]
ITALY	IT	[…]
JAPAN	JP	[…]
LUXEMBOURG	LU	[…]
MEXICO	MX	[…]
NEWZEALAND	NZ	[…]
NORWAY	NO	[…]
PERU	PE	[…]
POLAND	PL	[…]
PORTUGAL	PT	[…]
ROMANIA	RO	[…]
RUSSIA	RU	[…]
SINGAPORE	SG	[…]
SLOVAK REPUBLIC	SK	[…]
SLOVENIA	SI	[…]
SPAIN	ES	[…]
SOUTH-AFRICA	ZA	[…]
SWEDEN	SE	[…]
SWITZERLAND	CH	[…]
THAILAND	TH	[…]
UNITED KINGDOM	GB	[…]
UNITED STATES	us	[…]